UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2024

COLLECTIVE AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street

New York, NY 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (808) 829-1057

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

Effective November 13, 2024, Collective Audience, Inc., a Delaware corporation (the “Company”) (the “Company”) dismissed Yusufali & Associates, LLC (“Yusufali”) as the Company’s independent registered public accounting firm, which dismissal was approved by the Company’s Audit Committee. The decision to dismiss the Company’s independent registered public accounting firm was the direct result of an order (the “Order”) of the Public Company Accounting Oversight Board (the “PCAOB”) dated October 22, 2024, (PCAOB Release No. 105-2024-042), revoking Yusufali’s PCAOB registration. The Company received notice of Yusufali’s PCAOB registration revocation from the Securities and Exchange Commission (the “SEC”) via a letter from the SEC to the Company dated October 28, 2024.

Yusufali’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, except that it did include an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Yusufali on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Yusufali’s satisfaction, would have caused Yusufali to make reference to such disagreements in its audit reports.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As a result of the Order, we are not requesting Yusufali to furnish our Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein as required by Item 304 of Regulation S-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

Effective November 13, 2024, the Company appointed GreenGrowth CPAs (“GreenGrowth”) as the Company’s new independent registered public accounting firm. The Audit Committee of the Board approved the appointment of GreenGrowth.

During the fiscal year ended December 31, 2023 and the interim period from January 1, 2024 to November 13, 2024 neither the Company, nor anyone acting on its behalf, consulted with GreenGrowth regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and GreenGrowth did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024

COLLECTIVE AUDIENCE, INC.

By:	/s/ Peter Bordes
Name: Peter Bordes
Title: Chief Executive Officer

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